BY-LAWS

                               OF

               NICHOLAS EQUITY INCOME FUND, INC.
                   (A WISCONSIN CORPORATION)






                       TABLE OF CONTENTS


               ARTICLE I.  SHAREHOLDERS' MEETINGS

Section 1.     Place of Meetings                                1
Section 2.     Annual Meeting                                   1
Section 3.     Special Meetings                                 1
Section 4.     Notice of Meeting                                1
Section 5.     Quorum                                           2
Section 6.     Stock Entitled to Vote                           2
Section 7.     Voting                                           2
Section 8.     Informal Action                                  3

                     ARTICLE II.  DIRECTORS

Section 1.     Number                                           3
Section 2.     Election and Qualification                       3
Section 3.     Vacancies                                        3
Section 4.     Powers                                           4
Section 5.     Removal                                          4
Section 6.     Place of Meetings                                4
Section 7.     Regular Meetings                                 4
Section 8.     Special Meetings                                 4
Section 9.     Quorum and Vote Required for Action              4
Section 10.    Meetings By Telephone Or by
               Other Communication Technology                   5
Section 11.    Informal Action                                  5
Section 12.    Committees                                       5

              ARTICLE III.  OFFICERS AND EMPLOYEES

Section 1.     Election and Qualification                       5
Section 2.     Term, Removal and Vacancies                      5
Section 3.     Bonding                                          6
Section 4.     President                                        6
Section 5.     Executive Vice Presidents, Senior
               Vice Presidents, Vice Presidents and
               Assistant Vice Presidents                        6
Section 6.     Secretary and Assistant Secretaries              7
Section 7.     Treasurer and Assistant Treasurers               7

                          ARTICLE IV.
   RESTRICTIONS ON COMPENSATION, TRANSACTIONS AND INVESTMENTS

Section 1.     Salary and Expenses                              7
Section 2.     Compensation and Profit from
               Purchases and Sales                              7
Section 3.     Transactions with Affiliated Persons             8
Section 4.     Investment Adviser                               8
Section 5.     Ownership of Stock by Officers
               and Directors                                    8
Section 6.     Portfolio Transactions                           8
Section 7.     General Business and Investment
               Activities                                       9

                          ARTICLES V.
   CERTIFICATED AND UNCERTIFICATED SHARES AND TRANSFER BOOKS

Section 1.     Certificates                                    10
Section 2.     Uncertificated Shares                           11
Section 3.     Lost Certificates                               11
Section 4.     Stock Ledger                                    11
Section 5.     Registered Shareholders                         11
Section 6.     Transfer Agent and Registrar                    11
Section 7.     Fixing of Record Dates and
               Closing of Transfer Books                       11

                          ARTICLE VI.
                ACCOUNTS, REPORTS AND CUSTODIAN

Section 1.     Inspection of Books                             12
Section 2.     Reliance on Records                             12
Section 3.     Preparation and Maintenance of Accounts,
               Records and Statements                          12
Section 4.     Auditors                                        12
Section 5.     Custodian                                       13
Section 6.     Agreement with Custodian                        13
Section 7.     Termination of Custodian Agreement              14
Section 8.     Checks and Requisitions                         14

                          ARTICLE VII.
                       GENERAL PROVISIONS

Section 1.     Offices                                         15
Section 2.     Seal                                            15
Section 3.     Fiscal Year                                     15
Section 4.     Notice and Waiver of Notice                     15
Section 5.     Voting of Stock                                 15
Section 6.     Dividends                                       16
Section 7.     Indemnification                                 16
Section 8.     Amendments                                      17



          BY-LAWS OF NICHOLAS EQUITY INCOME FUND, INC.



                           ARTICLE I.
                     SHAREHOLDERS' MEETINGS

     Section 1.  Place of Meetings.  All meetings of shareholders
     ---------
shall be held at 700 North Water Street, Milwaukee, Wisconsin, or such other location in the State of Wisconsin as determined by the Board of Directors.

      Section 2.  Annual Meeting.  If and to the extent permitted
      ---------   --------------
by Maryland law, the Corporation shall not be required to hold an annual meeting of shareholders in any year in which none of the following is required to be acted upon by shareholders under the Investment Company Act of 1940, as amended: (1) election of directors; (2) approval of any investment advisory agreement; (3) ratification of the selection of independent auditors; and (4) approval of a distribution agreement. In the event an annual meeting is required to be held, such annual meeting shall be held at 10:00 A.M., Milwaukee time, on the fourth Wednesday in July of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

      Section  3.   Special Meetings.  Special  meetings  of  the
      ----------    ----------------
shareholders may be called by the Board of Directors, the President, an Executive Vice President or a Senior Vice President, and shall be called by the Secretary upon the written request of the holders of shares entitled to not less than 10% of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all shareholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

      Section 4.  Notice of Meeting.  Not less than ten days  nor
      ---------   -----------------
more than 90 days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid.

      Section  5.   Quorum.  At any meeting of  shareholders  the
      ----------    ------
presence in person or by proxy of shareholders entitled to cast a majority of the votes thereat shall constitute a quorum, but this section shall not affect any requirement under statute or under the Articles of Incorporation for the vote necessary for the adoption  of  any  measure.  If at any meeting a  quorum  is  not present  or  represented, the chairman  of  the  meeting  or  the holders of a majority of the stock present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

      Section  6.  Stock Entitled to Vote.  Each issued share  of
      ----------   ----------------------
stock shall be entitled to vote at any meeting of shareholders except (i) shares as to which any installment payable thereon is overdue and unpaid, and (ii) shares owned, other than in a fiduciary capacity, by the Corporation or by another corporation in which the Corporation owns shares entitled to more than 50% of the votes entitled to be cast by all shares outstanding of such corporation.

      Section  7.  Voting.  Each full outstanding share of  stock
      ----------   ------
entitled to vote at a meeting of shareholders shall be entitled to one vote on each matter submitted to a vote, and fractional shares shall have fractional votes. In all elections for directors, every shareholder shall have the right to vote the shares owned of record by him or her for as many persons as there are directors to be elected. A shareholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date unless otherwise provided in the proxy. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize any action which may properly come before the meeting, unless a greater number is required by statute or by the Articles of Incorporation. No vote upon any matter, except the election of directors and except in those cases where a vote is required under the provisions of the Investment Company Act of 1940, as amended, need be by ballot unless demanded by the holders of at least 10% of the shares of stock present or represented at the meeting.



      Section  8.   Informal  Action.   Any  action  required  or
      ----------    ----------------
permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing setting forth such action is signed by all the shareholders entitled to vote on the subject matter thereof and such consent is filed with the records of the Corporation.


                          ARTICLE II.
                           DIRECTORS

      Section  1.   Number.   The  number  of  directors  of  the
      ----------    ------
Corporation shall be four. By vote of a majority of the remaining members of the Board of Directors, the number of directors fixed by the Articles of Incorporation or by these By-laws may be increased or decreased from time to time to not exceeding 15 nor less than three, but the tenure of office of a director shall not be affected by any increase in the number of directors so made by the Board.

      Section  2.  Election and Qualification.  Until  the  first
      ----------   --------------------------
annual meeting of shareholders or until successors are duly elected and qualify, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. At the first annual meeting of the shareholders, the shareholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. A director need not be a shareholder of the Corporation, but must be eligible to serve as a director of a registered investment company under the Investment Company Act of 1940, as amended. Each director but one may be an "affiliated" person of the investment adviser of the Corporation, as defined in the Investment Company Act of 1940, as amended.

      Section  3.   Vacancies.   Any  vacancy  on  the  Board  of
      ----------    ---------
Directors occurring between shareholders' meetings called for the purpose of electing directors may be filled, if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office at an annual or special meeting of shareholders, in the following manner: (i) for a vacancy occurring other than by reason of an increase in directors, by a majority of the remaining members of the Board, although such majority is less than a quorum; (ii) for a vacancy occurring by reason of an increase in the number of directors, by action of a majority of the entire Board. A director elected by the Board to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his or her successor is elected and qualifies. If by reason of the death, disqualification or bona fide resignation of any director or directors, there is no member of the Board who is not an "affiliated" person of the investment adviser of the Corporation, as defined in the Investment Company Act of 1940, as amended, such vacancy shall be filled within 30 days if it may be filled by the Board, or within 60 days if a vote of shareholders is required to fill such vacancy; provided that such vacancy may be filled within such longer period as the Securities and Exchange Commission may prescribe by rules and regulations upon its own motion or by order upon application. In the event that at any time less than a majority of the directors were elected by the shareholders, the Board of Directors or a proper officer shall forthwith cause to be held as promptly as possible (and in any event within 60 days of such event) a meeting of shareholders for the purpose of electing directors to fill any existing vacancies in the Board unless the Securities and Exchange Commission shall by order extend such period.

      Section  4.   Powers.   The business  and  affairs  of  the
      ----------    ------
Corporation shall be managed by the Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Articles of Incorporation or by these By-laws conferred upon or reserved to the shareholders.

      Section  5.  Removal.  At any meeting of shareholders  duly
      ----------   -------
called and at which a quorum is present, the shareholders may, by the affirmative vote of two-thirds of the outstanding shares entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors. The Corporation shall assist shareholders in communicating with each other for this purpose pursuant to the requirements of
Section 16(c) of the Investment Company Act of 1940, as amended.

      Section  6.  Place of Meetings.  Meetings of the  Board  of
      ----------   -----------------
Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as may be specified in the call of any meeting.

     Section 7.  Regular Meetings.  Regular meetings of the Board
     ---------   ----------------
of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Section 8.  Special Meetings.  Special meetings of the Board
     ---------   ----------------
of  Directors  may  be  called at any  time  by  the  Board,  the
President, an Executive Vice President or a Senior Vice President, a majority of the directors in writing with or without a meeting. Notice of special meetings shall either be mailed by the Secretary to each director at least three days before the meeting or shall be given personally or telegraphed or telecopied to each director at least 24 hours before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

      Section  9.  Quorum and Vote Required for Action.   At  all
      ----------   -----------------------------------
meetings of the Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these By-laws. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


     Section 10.  Meetings By Telephone Or By Other Communication
     ----------   -----------------------------------------------
Technology.   Meetings  of the Board of Directors  or  committees
----------
thereof may be conducted by telephone or by other communication technology in accordance with Section 2-409 of the Annotated Code of Maryland, Corporations and Associations.

      Section  11.   Informal  Action.  Any  action  required  or
      -----------    ----------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board, except where applicable law specifically requires a meeting of the Board of Directors at which votes are cast by the directors in person.

      Section  12.  Committees.  The Board of Directors,  by  the
      -----------   ----------
affirmative vote of a majority of the entire Board, may appoint certain committees composed of two or more members (who need not be members of the Board of Directors) and shall have such powers as may be delegated or authorized by the resolution appointing them. The Board may at any time change the members of any such committee, fill vacancies or discharge any such committee. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board to act in the place of such absent member. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.


                          ARTICLE III.
                     OFFICERS AND EMPLOYEES

      Section  1.  Election and Qualification.  At least annually
      ----------   --------------------------
at a meeting of the Board of Directors, there shall be elected a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board also may elect one or more Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. No officer except the President need be a director. Two or more offices, except those of President and Vice President, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers. Each officer must be eligible to serve as an officer of a registered investment company under the Investment Company Act of 1940, as amended. Nothing herein shall preclude the employment of other employees or agents by the Corporation from time to time without action by the Board.

     Section 2.  Term, Removal and Vacancies.  The officers shall
     ---------   ---------------------------
be elected to serve terms of one year and until their successors are elected and qualify. Any officer may be removed by the Board, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. A vacancy in any office may be filled by the Board for the unexpired term.

      Section  3.   Bonding.  Each officer and  employee  of  the
      ----------    -------
Corporation who singly or jointly with others has access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities, shall be bonded against larceny and embezzlement by a reputable fidelity insurance company authorized to do business in Wisconsin. Each such bond, which may be in the form of an individual bond or a blanket bond covering all such officers and employees, shall be in such form and for such amount (determined at least annually) as the Board of Directors shall determine in compliance with the requirements of Section 17(g) of the Investment Company Act of 1940, as amended, and the rules, regulations and orders of the Securities and Exchange Commission thereunder.

     Section 4.  President.  The President shall be the principal
     ---------   ---------
executive officer of the Corporation. He or she shall preside at all meetings of the shareholders and directors, have general and active management of the business of the Corporation, see that all orders and resolutions of the Board of Directors are carried into effect, and execute in the name of the Corporation all authorized instruments of the Corporation, except where the signing shall be delegated by the Board to some other officer or agent of the Corporation.

       Section   5.   Executive  Vice  Presidents,  Senior   Vice
       -----------    -------------------------------------------
Presidents,  Vice Presidents and Assistant Vice Presidents.   The
----------------------------------------------------------
Executive Vice President, if any, or if there be more than one, the Executive Vice Presidents in the order determined by the
Board  of Directors, shall, in the absence or disability  of  the
President,  perform the duties and exercise  the  powers  of  the
President, and shall have such other duties and powers as the Board may from time to time prescribe or the President delegate. The Senior Vice President, if any, or if there be more than one, the Senior Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President and the Executive Vice President(s) (if any), perform the duties and exercise the powers of the President, and shall have such other duties and powers as the Board may from time to time prescribe or the President delegate. The Vice President, if any, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, the Executive Vice President(s) (if any) and the Senior Vice President(s) (if any), perform the duties and exercise the powers of the President, and shall have such other duties and powers as the Board may from time to time prescribe or the President delegate. The Assistant Vice
President, if any, or if there be more than one, the Assistant Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, the Executive Vice President(s) (if any), the Senior Vice President(s) (if any), or the Vice President(s) (if any), perform the duties and exercise the powers of the President, and shall have such other duties and powers as the Board may from time to time prescribe or the President delegate.

      Section  6.   Secretary  and  Assistant  Secretaries.   The
      ----------    --------------------------------------
Secretary shall give notice of, attend and record the minutes of meetings of shareholders and directors, keep the corporate seal and, when authorized by the Board, affix the same to any instrument requiring it, attesting to the same by his or her signature, and shall have such further duties and powers as are incident to his or her office or as the Board may from time to time prescribe. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other duties and powers as the Board may from time to time prescribe or the Secretary delegate.

       Section  7.   Treasurer  and  Assistant  Treasurers.   The
       ----------    -------------------------------------
Treasurer shall be the principal financial and accounting officer of the Corporation. He or she shall be responsible for the custody and supervision of the Corporation's books of account, and shall have such further duties and powers as are incident to his or her office or as the Board of Directors may from time to time prescribe. The Assistant Treasurer, if any, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other duties and powers as the Board may from time to time prescribe or the Treasurer delegate.


                          ARTICLE IV.
                 RESTRICTIONS ON COMPENSATION,
                  TRANSACTIONS AND INVESTMENTS

      Section  1.  Salary and Expenses.  Directors, officers  and
      ----------   -------------------
employees as such shall not receive any salary for their services or reimbursement for expenses from the Corporation; provided, however, that the Corporation may pay fees in such amounts and at such times as the Board of Directors shall determine to directors who are not affiliated persons of the Corporation's investment adviser for attendance at meetings of the Board of Directors.

      Section  2.   Compensation and Profit  from  Purchases  and
      ----------    ---------------------------------------------
Sales.  No "affiliated" person of the Corporation, as defined  in
-----
the Investment Company Act of 1940, as amended, or affiliated person of such person, shall, except as permitted by Section 17(e) of the Investment Company Act of 1940, as amended, or the rules, regulations or orders of the Securities and Exchange
Commission thereunder, (i) acting as agent, accept from any source any compensation for the purchase or sale of any property or securities to or for the Corporation or any controlled company of the Corporation, as defined in the Investment Company Act of 1940, as amended, or (ii) receive from any source a commission, fee or other remuneration for effecting such transaction. The investment adviser of the Corporation shall not profit directly or indirectly from sales of securities to or from the Corporation.

      Section  3.   Transactions  with  Affiliated  Persons.   No
      ----------    ---------------------------------------
"affiliated" person of the Corporation, as defined in the Investment Company Act of 1940, as amended, or affiliated person of such person shall knowingly (i) sell any security or other property to the Corporation or to any company controlled by the Corporation, as defined in the Investment Company Act of 1940, as amended, except shares of stock of the Corporation or securities of which such person is the issuer and which are part of a general  offering  to the holders of a class of  its  securities,
(ii) purchase from the Corporation or any such controlled company any security or property, other than shares of stock of the Corporation, (iii) acting as principal, effect any transaction in which the Corporation or controlled company is a joint or joint and several participant with such person; provided, however, that this section shall not apply to any transaction permitted by Sections 17(b), (c) or (d) of the Investment Company Act of 1940, as amended, or the rules, regulations and orders of the Securities and Exchange Commission thereunder.

      Section  4.   Investment Adviser.   The  Corporation  shall
      ----------    ------------------
employ only one investment adviser, which employment shall be pursuant to a written agreement in accordance with Section 15 of the Investment Company Act of 1940, as amended.

      Section  5.  Ownership of Stock by Officers and  Directors.
      ----------   ---------------------------------------------
No officer or director shall take a long or short position in the stock of the Corporation; provided, however, that officers or directors may purchase stock of the Corporation for investment purposes at the same price as that available to the public at the time of purchase, or in connection with the original capitalization of the Corporation.

      Section 6.  Portfolio Transactions.  The Corporation  shall
      ---------   ----------------------
not purchase, acquire or retain:

           (a) any security issued by or any interest in the business of an investment company, insurance company, broker, dealer, underwriter or investment adviser, except as permitted under Sections 12(d), (e) and (g) of the Investment Company Act of 1940, as amended, or the rules, regulations and orders of the Securities and Exchange Commission thereunder;

           (b)  voting   securities   of   another  issuer,   the
     acquisition or retention of which would result in circular or cross-ownership, as defined in Section 20(c) of the Investment Company Act of 1940, as amended; or

          (c) during the existence of any underwriting or selling syndicate, any security, except stock of the Corporation, a principal underwriter of which is an officer, director, investment adviser or employee of the Corporation, or is a person (other than a company of the character described in Sections 12(d)(3)(A) and (B) of the Investment Company Act of 1940, as amended) of which any such officer, director, investment adviser or employee is an affiliated person, as defined in the Investment Company Act of 1940, as amended, unless in acquiring such security the Corporation is itself acting as a principal underwriter for the issue, except as the Securities and Exchange Commission, by rules, regulations or order shall permit.

     Section 7.  General Business and Investment Activities.  The
     ---------   ------------------------------------------
Corporation shall not:

           (a) purchase any security on margin, except such short
     term   credits  as  are  necessary  for  the  clearance   of
     transactions;

           (b) participate on a joint or joint and several basis in any trading account in securities;

           (c)  effect a short sale of any security;

           (d) act as an underwriter in the distribution of any security other than stock of the Corporation;

           (e) make loans to other persons, except for (i) the purchase of a portion of an issue of publicly distributed debt securities; (ii) the purchase of debt securities issued by the U.S. Treasury or by other federal agencies, instrumentalities or corporations with a simultaneous resale of such securities to the vendor for later delivery, in an amount not exceeding 20% of the total net assets, taken at market, of the Corporation; and (iii) the purchase of a portion  of  bonds, debentures or other debt  securities  of types commonly distributed privately to financial institutions, in an amount not exceeding 10% of the total net assets, taken at market, of the Corporation;

           (f) borrow money or issue senior securities except to the extent permitted under Sections 18(f), (g) and (h) of the Investment Company Act of 1940, as amended;

           (g) purchase the securities of any one issuer, except securities issued or guaranteed by the United States or its instrumentalities or agencies, if immediately after and as a result of such purchase the market value of the holdings of the Corporation in the securities of such issuer exceeds 5% of the market value of the Corporation's total assets;

           (h) purchase or sell real estate or interests in real estate, commodities or commodity futures, but the Corporation may purchase the securities of a real estate investment trust or other real estate-based security listed on a national securities exchange or authorized for quotation on the National Association of Securities Dealers Automated Quotations System, provided that not more than 10% in value of the Corporation's assets will be invested in real estate investment trusts and not more than 25% in value of the Corporation's assets will be invested in the real estate industry in the aggregate;


          (i) deviate from its policy in respect to concentration of investments in any particular industry or group of industries as reported in its registration statement under the Investment Company Act of 1940, as amended, or deviate from any fundamental policy recited in such registration statement pursuant to Section 8(b)(2) of the Investment Company Act of 1940, as amended;

          (j) change the nature of its business so as to cease to be an investment company;

           (k) charge any sales load or commission in connection with the issuance or sale of any stock of the Corporation, provided that the Board of Directors may impose a redemption charge in such amount, with such limitations and at such times as the Board of Directors in its discretion shall determine, but not more than 2% of the amount redeemed;

           (l) mortgage or pledge any of its assets, except as a temporary measure for extraordinary or emergency purposes;
     and

          (m) purchase the securities of any issuer, the business of which has been in continuous operation for less than three years, such period to include the period of operation of any predecessor if the issuer whose securities are proposed to be acquired has come into existence as the result of a merger, consolidation, reorganization or the purchase of substantially all of the assets of such predecessor, if the purchase by the Corporation of any such securities at that time would cause more than 5% of the total assets of the Corporation as of the time of purchase to be invested in securities of the type described in this paragraph.


                           ARTICLE V.
   CERTIFICATED AND UNCERTIFICATED SHARES AND TRANSFER BOOKS

      Section  1.   Certificates.  Unless the Board of  Directors
      ----------    ------------
authorizes the issuance of uncertificated shares in accordance with Section 3 of this Article V below, upon written request to the Corporation, each shareholder shall be entitled to a certificate or certificates, in such form as the Board of Directors shall from time to time approve, representing and certifying the number of whole shares of stock owned by him or her in the Corporation. Each certificate shall be signed, manually or by facsimile signature by the President or an Executive Vice President, countersigned, manually or by facsimile signature by either the Secretary, an Assistant Secretary, the
Treasurer or an Assistant Treasurer, and sealed with the corporate seal or facsimile thereof. In case any officer who has signed any certificate, or whose facsimile signature appears thereon, ceases to be an officer of the Corporation before the certificate is issued, the certificate nevertheless may be issued with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Any certificate representing stock which is restricted or limited as to transferability shall have a summary of such restriction or limitation plainly stated thereon. No certificate shall be issued for any share of stock until such share is fully paid.

      Section 2.  Lost Certificates.  The Board of Directors  may
      ---------   -----------------
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated (or may delegate such authority to one or more officers of the Corporation) upon the making of an affidavit of that fact by the person claiming his or her certificate to be lost, stolen, destroyed or mutilated. The Board or such officer may, in its or his or her discretion, require the owner of such certificate or his or her legal representative to give bond with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise or expense which may be incurred by reason of the issuance of a new certificate.

      Section  3.   Uncertificated Shares.   In  accordance  with
      ----------    ---------------------
Section 2-210 of the Annotated Code of Maryland, Corporations and Associations, any and all shares of capital stock now or hereafter authorized for issuance may be uncertificated shares.

     Section 4.  Stock Ledger.  The Corporation shall maintain at
     ---------   ------------
its office in Milwaukee, Wisconsin, or at the office of its principal transfer agent, if any, an original or duplicate stock ledger containing the names and addresses of all shareholders and the number of shares held by each shareholder.

      Section 5.  Registered Shareholders.  The Corporation shall
      ---------   -----------------------
be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

      Section  6.  Transfer Agent and Registrar.  The Corporation
      ----------   ----------------------------
may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation also may maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The same person or entity may be both a transfer agent and registrar.

      Section  7.  Fixing of Record Dates and Closing of Transfer
      ----------   ----------------------------------------------
Books.  The Board of Directors may fix, in advance, a date as the
-----
record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than 90 days, and in case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 20 days. If the stock transfer books are closed for the purpose of determining shareholders entitled to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such action.


                          ARTICLE VI.
                ACCOUNTS, REPORTS AND CUSTODIAN

      Section  1.   Inspection of Books.  The Board of  Directors
      ----------    -------------------
shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the shareholders and the shareholders rights in this respect shall be limited accordingly.

      Section 2.  Reliance on Records.  Each director and officer
      ---------   -------------------
shall, in the performance of his or her duties, be fully protected in relying in good faith on the books of account or reports made to the Corporation by any of its officials, by an independent public accountant, or by any appraiser selected with reasonable care by the Board, and in relying in good faith upon other records of the Corporation.

     Section 3.  Preparation and Maintenance of Accounts, Records
     ---------   ------------------------------------------------
and  Statements.  The President, an Executive Vice  President,  a
---------------
Senior Vice President, a Vice President or the Treasurer shall prepare or cause to be prepared annually, a full and correct statement of the affairs of the Corporation, including a balance sheet or statement of financial condition and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the shareholders (if there is one) and filed within 20 days thereafter at the principal office of the Corporation in the State of Maryland. The proper officers of the Corporation also shall prepare, maintain and preserve or cause to be prepared, maintained and preserved the accounts, books and other documents required by
Section 31 of the Investment Company Act of 1940, as amended, and shall prepare and file or cause to be prepared and filed the reports required by Section 30 of the Investment Company Act of 1940, as amended. No financial statement shall be filed with the Securities and Exchange Commission unless any officer or employee who prepared or participated in the preparation of such financial statement has been designated for such purpose by the Board of Directors.

      Section  4.   Auditors.  No independent  public  accountant
      ----------    --------
shall be retained or employed by the Corporation to examine, certify or report on its financial statements for any fiscal year unless such selection (i) shall have been approved by a majority of the entire Board of Directors within 30 days before or after the beginning of such fiscal year or before the annual meeting of shareholders for such fiscal year (if there is one); (ii) shall have been ratified at the next succeeding annual meeting of shareholders, provided that any vacancy occurring between annual meetings due to the death or resignation of such accountant may be filled by the Board; and (iii) shall otherwise meet the requirements of Section 32 of the Investment Company Act of 1940, as amended.

       Section  5.   Custodian.   All  securities,  evidences  of
       ----------    ---------
indebtedness and funds of the Corporation shall be entrusted to the custody of one or more custodians or depositaries, each of which shall be a bank or trust company which is a member of the Federal Reserve System having capital, surplus and undivided profits of not less than Two Million ($2,000,000) Dollars, as set forth in its most recently published report of condition, and the qualifications prescribed by and pursuant to Sections 17(f) and 26 of the Investment Company Act of 1940, as amended, employed as agent or agents of the Corporation by the Board of Directors.

      Section 6.  Agreement with Custodian.  Each custodian shall
      ---------   ------------------------
be employed pursuant to a written agreement which shall conform to the requirements prescribed by any applicable rules and regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and, except as otherwise provided by such rules and regulations, shall provide substantially as follows:

           (a) The custodian shall keep (i) all cash on deposit with it or with such other banks in the name of the custodian as the Corporation shall direct, and (ii) all securities in a separate account, not commingled with other assets, in the name of the custodian, its nominee or the Corporation in care of the custodian, or in the custody of the custodian or its agents in street certificate or bearer form. The custodian shall receive and collect the income or funds due with respect to such securities.

           (b) Securities and cash held by the custodian may be withdrawn only upon written order signed on behalf of the Corporation by two employees, at least one of whom shall be an officer, included within a list of officers and employees certified for such purpose by resolution of the Board of Directors.

           (c) Securities held by the custodian may be withdrawn only for the following purposes:

                      (i)  The sale  of such securities  for  the
          account of the Corporation with delivery and payment therefor in accord with procedures and customs used by the custodian in the sale of securities for the trust estates of which it is trustee;

                     (ii)  The delivery of securities in exchange
          for or conversion into other securities alone, cash or cash and other securities pursuant to the provisions of such securities or a plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of the issuer thereof;

                    (iii) The surrender of warrants, rights or similar securities in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                     (iv)  The delivery of securities to a lender
          as collateral on borrowing effected by the Corporation;
          and

                      (v)   The  delivery  of  securities  as   a
          redemption in kind of or distribution on stock of the Corporation;

     provided that in each case specified in clauses (ii), (iii) and (iv) the payment, collateral or securities to be received are delivered to the custodian simultaneously or as promptly thereafter as possible.

           (d) Cash held by the custodian may be withdrawn only for the following purposes:

                    (i) The purchase of securities to be retained by the custodian with delivery and payment therefor in accord with procedures and customs used by the custodian in the purchase of securities for the trust estates of which it is trustee;

                     (ii)  The redemption or purchase of stock of
          the Corporation;

                    (iii)  The  payment  of  dividends  or  other
          distributions on stock of the Corporation;

                     (iv)  The payment of taxes, interest, or the
          investment adviser's fees incurred in connection with the operation of the Corporation;

                      (v)  The payment  in  connection  with  the
          conversion, exchange or surrender of securities owned by the Corporation; and

                     (vi) The deposit of funds in the name of the custodian in or with any other bank or trust company designated by the Corporation.

       Section  7.   Termination  of  Custodian  Agreement.   Any
       ----------    -------------------------------------
agreement with a custodian shall be terminable on 60 days' notice in writing by the Board of Directors or the custodian and upon any such termination the custodian shall turn over only to the succeeding custodian designated by the Board of Directors all funds, securities and property and documents of the Corporation in its possession.

      Section  8.  Checks and Requisitions.  Except as  otherwise
      ----------   -----------------------
authorized by the Board of Directors, all checks and drafts for the payment of money shall be signed in the name of the Corporation by a custodian, and all requisitions or orders for the payment of money by a custodian or for the issue of checks and drafts therefor, all promissory notes, all assignments, or stock or securities standing in the name of the Corporation, and all requisitions or orders for the assignment of stock or securities standing in the name of a custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by not less than two persons (who shall be among those persons designated for this purpose by the Board of Directors) at least one of which shall be an officer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of a custodian or its nominee or the Treasurer or President or by such other person or persons as shall be thereto authorized by the Board of Directors.


                          ARTICLE VII.
                       GENERAL PROVISIONS

       Section  1.   Offices.   The  principal  office   of   the
       ----------    -------
corporation in the State or Maryland shall be in the City of Baltimore. The Corporation also may have offices at such other places within and without the State of Maryland as the Board of Directors may from time to time determine. Except as otherwise required by statute, the books and records of the Corporation may be kept outside the State of Maryland.

      Section  2.  Seal.  The corporate seal shall have inscribed
      ----------   ----
thereon the name of the corporation, and the words "Corporate Seal" and "Maryland." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

     Section 3.  Fiscal Year.  The fiscal year of the corporation
     ---------   -----------
shall be fixed by the Board of Directors.

      Section  4.   Notice  and Waiver of Notice.   Whenever  any
      ----------    ----------------------------
notice  of  the  time,  place  or  purpose  of  any  meeting   of
shareholders or directors is required to be given under the statute, the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, either before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or at the meeting of directors in person, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

      Section  5.  Voting of Stock.  Unless otherwise ordered  by
      ----------   ---------------
the  Board  of  Directors, or unless otherwise delegated  to  the
Investment Adviser in an investment advisory agreement, the President shall have full power and authority, in the name and on behalf of the Corporation, (i) to attend, act and vote at any meeting of shareholders of any company in which the Corporation may own shares of stock of record, beneficially (as the proxy or attorney-in-fact of the record holder) or of record and beneficially, and (ii) to give voting directions to the record shareholder of any such stock beneficially owned. At any such meeting, he or she shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder or beneficial owner and proxy of the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the Corporation.

      Section  6.  Dividends.  Dividends upon the  stock  of  the
      ----------   ---------
Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, or by unanimous written consent, all pursuant to law. The source of each dividend payment shall be disclosed to the shareholders receiving such dividend, to the extent required by the laws of the State of Maryland and by Section 19 of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 7.  Indemnification.  Any person who is serving  or
      ---------   ---------------
has served as a director or officer of the Corporation or, at its request, as a director or officer of another Corporation in which it owns stock or of which it is a creditor, shall be indemnified by the Corporation against expenses (including judgments, amounts paid in settlement and fees and expenses of counsel and experts) actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she is made a party, or from any claim with which he or she is threatened by reason of his or her being or having been a director or officer of the Corporation or any such other corporation (whether or not he or she continues to be a director or officer at the time such expense is incurred by him or her), except in relation to matters as to which such person has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. In the absence of an adjudication which expressly absolves such person from liability to the Corporation or its shareholders for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the Corporation who are not involved in the action, suit, proceeding or claim and who are not interested directors as defined in
Section 2(a)(19) of the Investment Company Act of 1940, as amended (or, if a majority of such members are so involved, upon the prior written opinion of independent counsel), that such person has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the Corporation on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. In the event of such person's death, the right to indemnification shall extend to his or her legal representative. The Corporation may advance attorneys' fees or other expenses incurred by its directors, officers, investment adviser, agent or employee in defending a proceeding, upon the undertaking by or on behalf of the person to be indemnified ("indemnitee") to repay the advance unless it is ultimately determined that he or she is entitled to indemnification, so long as the advance is conditioned on one of the following: (i) the indemnitee shall provide a security for his or her undertaking; (ii) the Corporation shall be insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of the disinterested non-party directors of the Corporation, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The foregoing rights of indemnification shall be exclusive of any other rights to which the officers and directors may be entitled according to law.

      Section 8.  Amendments.  The Board of Directors shall  have
      ---------   ----------
the power to alter or repeal any By-laws of the Corporation and to make new By-laws, except that the Board shall not alter or repeal any By-law made by the shareholders and shall not alter or repeal Section 5 of Article II, Section 3 of Article III, Sections 2, 3, 6 and 7 of Article IV, Sections 3 through 5 of
Article VI and Sections 6 through 8 of Article VII. The shareholders shall have the power at any meeting, if notice thereof be included in the notice of such meeting, to alter or repeal any By-laws of the Corporation and to make new By-laws.